                                                                     Exhibit 11
                                                                     ----------

                 Statement Re Computation of Per Share Earnings

Primary earnings per share were calculated as follows:


                                                          Three Months            Six Months
                                                             Ended                   Ended
                                                           March 31,               March 31,
                                                     -----------------------------------------------
                                                        1995        1994        1995         1994
                                                        ----        ----        ----         ----
                                                                       In Thousands
                                                                 Except per share amounts
 Net income                                           $ 6,219     $ 6,170      $13,314      $12,389
===================================================================================================
 Average shares of common stock outstanding            11,466      11,508       11,452       11,456
 Add:  Net shares assumed to be issued for
     dilutive stock options                               288         349          295          389
- ---------------------------------------------------------------------------------------------------

 Average shares of common stock and
 common stock equivalents outstanding                  11,754      11,857       11,747       11,845
===================================================================================================

 Earnings per share of common stock and
   common stock equivalents                             $0.53       $0.52        $1.13        $1.05
===================================================================================================

Fully diluted earnings per share were calculated as follows:

                                                          Three Months            Six Months
                                                              Ended                  Ended
                                                           March 31,               March 31,
                                                      ---------------------------------------------
                                                        1995        1994        1995         1994
                                                        ----        ----        ----         ----
                                                                       In Thousands
                                                                 Except per share amounts
 Net income                                           $ 6,219     $ 6,170      $13,314      $12,389
===================================================================================================

 Average shares of common stock outstanding            11,466      11,508       11,452       11,456
 Add:  Net shares assumed to be issued for
     dilutive stock options                               291         349          297          389
- ---------------------------------------------------------------------------------------------------

 Average shares of common stock and
  common stock equivalents outstanding
  assuming full dilution                               11,757      11,857       11,749       11,845
===================================================================================================

 Earnings per share of common stock and
  common stock equivalents assuming full
  dilution                                              $0.53       $0.52        $1.13        $1.05
===================================================================================================


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